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                                                                      Exhibit 99

                                  News Release

Date:             Friday April 25, 2003

Contact: J. W. Davis, President and Chief Executive Officer MountainBank Financial Corporation
                  (828) 693-7376

Release Date:     For Immediate Release

                   MOUNTAINBANK FINANCIAL CORPORATION REPORTS
                             QUARTERLY INCOME UP 7%

HENDERSONVILLE N.C., April 25 / PR Newswire / -- MountainBank Financial Corporation (Nasdaq SmallCap Market: MBFC) today announced that the Company's earnings rose 7% during the first quarter of 2003 as compared the same period in 2002. Net income totaled $1.65 million or $0.42 per diluted share as compared with $1.54 million or $0.41 per diluted share for the first three months of 2002. Included in the results of operations for the first quarter of 2003 was $435 thousand in non-recurring expense relating to a proposed acquisition that was not consummated. Excluding this non-recurring item, the Company's net income increased 25% to $1.92 million or $0.49 per diluted share. The Company also reported total assets, loans and deposits at March 31, 2003 of $847.3 million, $717.6 million and $696.8 million, respectively.

In announcing these results, J.W. Davis, president and chief executive officer said, "We believe the increase in our core earnings of 25% during the first quarter of 2003 is reflective of MountainBank's strong earnings capacity. Given the current economic environment, we are quite pleased with our first quarter performance. As we remain focused on the fundamentals of our business model and our core operating philosophy, we believe the opportunities and prospects for our company continue to be exceptional."

Additional summary financial information follows on the accompanying pages:

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                       MountainBank Financial Corporation

                         Summary of Financial Highlights

                                                                              Three Months Ended
                                                                                    March 31,
                                                                     -------------------------------------
                                                                            2003              2002
                                                                            ----              ----
Summary of Operations (dollars in thousands)
            Net income                                                  $     1,652       $     1,539
            Preferred stock dividends declared                                  151               -
            Net income available to common shareholders                       1,501             1,539
            Interest income                                                  12,593            10,600
            Interest expense                                                  4,938             4,293
            Net interest income                                               7,655             6,307
            Provision for loan losses                                         1,375             1,300
            Non-interest income                                               2,339             1,443
            Non-interest expense                                              5,954             3,786
            Income tax expense                                                1,013             1,125

Earnings Information and Per Share Data
            Basic earnings per share                                    $      0.47       $      0.49
            Diluted earnings per share                                  $      0.42       $      0.41
            Book value per common share                                 $     13.62       $     11.60
            Tangible book value per common share                        $     12.33       $     10.72
            Closing market price                                        $     25.00       $     21.50


Other Share Information
            Weighted average shares outstanding - basic                   3,211,255         3,112,522
            Weighted average shares outstanding - diluted                 3,957,336         3,792,907
            End of period shares outstanding                              3,220,657         3,112,022

Selected Key Data
            Efficiency ratio                                                  59.58%            48.85%
            Return on average assets                                           0.80%             1.08%
            Return on average equity                                          12.47%            15.21%

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
                                                                         March 31,       December 31,
                                                                           2003              2002
                                                                           ----              ----
Balance Sheet Information (dollars in thousands)
           Total assets                                                 $     847,328   $      841,140
           Cash and due from banks                                             15,781           10,229
           Investment securities                                               55,457           77,477
           Loans, gross                                                       698,205          677,624
           Loans held for sale                                                 19,345           32,857
           Allowance for loan losses                                           10,729           11,192
           Intangible assets                                                    4,162            4,244
           Non-interest bearing deposits                                       61,380           64,607
           Interest bearing deposits                                          635,442          612,662
           Other interest-bearing liabilities                                  91,081          106,132
           Shareholders equity                                                 53,923           52,468

Asset Quality Information
           Non-accrual loans, OREO and repossessed property                     5,477            4,417
           Accruing loans 90 days or more past due                                225               18
           Total nonperforming assets                                           5,702            4,435
           Nonperforming assets to total assets                                  0.67%            0.53%
           Allowance for loan losses to nonperforming assets                   188.16%          252.36%
           Allowance for loan losses to total loans                              1.50%            1.58%
           Allowance to loans excluding loans held for sale                      1.54%            1.65%
           Accruing loans 30 to 89 days past due                               11,153            9,999
           Loans charged off during period                                      1,952            1,449
           Recoveries during period                                               114              228
           Net charge-offs to total loans                                        0.26%            0.17%
           Allowance for loan losses to net charge-offs                        583.73%          916.63%

                   SOURCE: MountainBank Financial Corporation
             ______________________________________________________

            MountainBank Financial Corporation's stock currently trades on the NASDAQ SmallCap market under the symbol MBFC. MountainBank, one of the fastest growing community banks in the Carolinas, currently operates eighteen full service offices in ten western North Carolina counties. The company also offers trust, wealth management and mortgage services through subsidiaries in Greenville and Greenwood, South Carolina.

Forward-Looking Statements

This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the company's results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

                              +++End of Release+++